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                                                                    Exhibit 10.1

                         SPONSOR STOCKHOLDERS AGREEMENT

     This SPONSOR STOCKHOLDERS AGREEMENT (this "Agreement") is made as of October 3, 2005, among R.H. Donnelley Corporation, a Delaware corporation ("Parent"), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership ("Welsh Carson IX"), WD GP Associates LLC ("WCAS Coinvest") and WD Investors LLC ("WCAS Coinvest II") (each of Welsh Carson IX, WCAS Coinvest and WCAS Coinvest II, a "Stockholder" and collectively, the "Stockholders") and any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement in accordance with the terms hereof. Parent and the Stockholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties." The meaning of certain capitalized terms used herein are set forth in
Section 7 hereto.

                                    RECITALS

     A. Dex Media, Inc., a Delaware corporation (the "Company"), Dex Holdings LLC, a Delaware limited liability company ("Holdings"), the Stockholders and certain other members of Holdings have entered into a Sponsor Stockholders Agreement, dated as of July 27, 2004 (the "Current Stockholders Agreement"), to provide for certain matters with respect to the Stockholders' and these other members' holdings of shares of capital stock of the Company and the governance of the Company. Holdings was dissolved on January 5, 2005.

     B. On the date hereof, the Company, Parent and a wholly owned subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") pursuant to which the Company will be merged with and into Merger Sub (the "Merger").

     C. The Parties wish to provide for certain matters relating to the Stockholders' holdings of shares of capital stock of Parent received in the Merger and the governance of Parent following the Effective Time (as defined in the Merger Agreement).

     D. In connection with the Merger Agreement, it is contemplated that, effective upon and following the Effective Time, the Current Stockholders Agreement (and certain related agreements) will terminate and be of no further force or effect.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

Section 1. Parent Board Representation and Voting.

     (a) From and after the Effective Time, at each annual or special meeting of stockholders of Parent at which action is to be taken with respect to the election of directors of Parent, each Stockholder, severally and not jointly, agrees to vote or otherwise give such Stockholder's consent in respect of all Shares (whether now or hereafter acquired) owned by such Stockholder, and Parent will take all necessary and desirable actions within its control (including


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to support the nomination of, and the Nominating Committee of Parent will recommend to the Board of Directors of Parent (the "Parent Board") the inclusion in the slate of nominees recommended by the Parent Board to stockholders of Parent for election as directors, such directors as set forth in subsection 1(a)(ii) below), in order to cause:

          (i) the authorized number of directors on the Parent Board to be established at no more than 13;

          (ii) the election to the Parent Board of such slate, so long as upon such election, the Parent Board consists of:

               (A) one director designated by one or more of the Stockholders as the Stockholders shall agree (the "Stockholder Designee") if at the relevant time the Stockholders Beneficially Own at least 5% of the then issued and outstanding shares of Parent's common stock, par value $1.00 per share (the "Parent Common Stock");

               (B) the Chief Executive Officer of Parent;

               (C) the Chairman of Parent; and

               (D) the remaining directors, (i) with a number equal to a majority of the entire Parent Board being individuals who would satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Exchange Act and (ii) none of whom are Affiliates of the Stockholders;

     all of such designees will hold office, subject to their earlier removal or resignation in accordance with clause (a)(iii) below and Section 1(d), respectively, and applicable law, until their respective successors have been duly elected and qualified;

          (iii) the removal from the Parent Board for cause of the Stockholder Designee upon the written request of such of the Stockholders as the Stockholders shall agree; and

          (iv) upon any vacancy in the Parent Board as a result of any (A) individual designated by the Stockholders pursuant to clause (ii)(A) above, ceasing to be a member of the Parent Board, whether by resignation or otherwise, the election to the Parent Board of an individual designated by one or more of the Stockholders as the Stockholders shall agree, or (B) other individual ceasing to be a member of the Parent Board, whether by resignation or otherwise, the election to the Parent Board of an individual (consistent with clause (ii) above) appointed by a majority of the remaining directors then in office.

     (b) Notwithstanding the provisions of this Section 1, the Stockholders will not be entitled to designate any person to the Parent Board (or any committee thereof), in the event that Parent receives a written opinion of its outside counsel that a Stockholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of Parent or if Parent objects to a Stockholder Designee because such Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or Item 401(f) of Regulation S-K or is subject to any order, decree or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in


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any such event, the Stockholders will withdraw the designation of such proposed
Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee will also be subject to the requirements of this Subsection 1(b)). Parent will use its best efforts to notify the Stockholders of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by Parent in connection with such election of directors to enable the Stockholders to propose a replacement Stockholder Designee in accordance with the terms of this Agreement.

     (c) Notwithstanding anything in this Agreement to the contrary, the Parent Board and all of the committees of the Parent Board will operate in such a way to permit Parent to comply with applicable law and maintain its listing on The New York Stock Exchange. Without limiting the foregoing, at all times a majority of the Parent Board and all Committee members will (i) satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Exchange Act and (ii) not be Affiliates of the Stockholders.

     (d) Notwithstanding anything to the contrary in this Section 1, immediately upon the consummation of any Transfer following which the Stockholders Beneficially Own, in the aggregate, less than 5% of the then issued and outstanding shares of Parent Common Stock, the Stockholders agree to cause the Stockholder Designee to tender to the Parent Board his or her resignation from the Parent Board.

     (e) This Section 1 will become effective at the Effective Time and will terminate and have no further force and effect if the Merger Agreement is terminated.

Section 2. Limitations on Acquisitions and Transfers.

     (a) Except for the acquisition of shares of Parent Common Stock pursuant to the Merger Agreement, and subject to Section 2(c), during the Standstill Period, the Stockholders and their respective Affiliates will not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire legal or Beneficial Ownership of any Share or any security of Parent convertible into or exchangeable or exercisable for Shares if, as a result of such acquisition, agreement or proposal, such Stockholder and/or its Affiliates would Beneficially Own, in the aggregate, or have the right to acquire Shares representing more than 15% of Parent's then issued and outstanding Shares.

     (b) Subject to Section 2(c), during the Standstill Period, each Stockholder and its respective Affiliates will not, directly or indirectly:

          (i) seek, make or take any action to solicit or initiate any offer or proposal for, or any indication of interest in, a merger (other than the Merger), consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination (other than the sale of Parent Common Stock by such Stockholder or its Affiliates in accordance with the terms of this Agreement) or any dissolution, liquidation, restructuring, recapitalization or similar transaction in each case involving Parent or any of its subsidiaries or the acquisition of any voting Shares of Parent or any of its subsidiaries (each, an "Acquisition Transaction"), if, as a result of such Acquisition Transaction, such Stockholder and/or its Affiliates would Beneficially Own, in the


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     aggregate, or have the right to acquire Shares representing more than 15%
     of Parent's then issued and outstanding Shares;

          (ii) "solicit," or become a "participant" in any "solicitation" (other than a "solicitation" approved by the Parent Board) of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of voting Shares in connection with any vote on any matter (whether or not relating to the election or removal of members of the Parent Board);

          (iii) form, join or in any way participate in a 13D Group with respect to any voting Shares (other than a 13D Group (A) composed of Parent and its subsidiaries, (B) composed of such Stockholder and its Affiliates, (C) formed as a result of this Agreement or (D) deemed to have been formed by the Company Sponsors (as defined in the Merger Agreement) as a result of the execution, delivery or performance of the Merger Agreement, the Company Sponsor Agreements (as defined in the Merger Agreement), this Agreement or the transactions contemplated hereby or thereby);

          (iv) grant any proxies with respect to any voting Shares to any Person (other than as recommended by the Parent Board), deposit any voting Shares in a voting trust (unless the trustee of such trust agrees to be bound by the terms of this Agreement) or enter into any other arrangement or agreement with respect to the voting thereof;

          (v) publicly request, propose or otherwise seek any amendment or waiver of the provisions of Section 2(a) or (b);

          (vi) publicly seek, alone or in concert with other Persons, additional representation on the Parent Board or publicly seek the removal of any member of the Parent Board that is not a Stockholder Designee or publicly seek a change in the composition or size of the Parent Board;

          (vii) seek in their capacity as stockholders of Parent to have any matter presented to stockholders for a vote at any annual or special meeting (other than matters presented with the approval of the Parent Board);

          (viii) publicly call or seek to have called any meeting of the holders of voting Shares for the purpose of voting on any of the foregoing; or

          (ix) make any proposal, statement or inquiry, disclose any intention, plan or arrangement to the public (whether written or oral) inconsistent with the foregoing;

provided, however, that neither this Section 2(b) nor Section 2(a) will (1) prevent, restrict, encumber or in any way limit the exercise of the fiduciary rights and obligations of the Stockholder Designee as a director of Parent or prevent, restrict, encumber or in any way limit the ability of the Stockholder Designee to vote on matters, influence officers, employees, agents, management or the other directors of Parent, take any action or make any statement at any meeting of the Parent Board or any committee thereof, or otherwise to act in his or her capacity as a director of Parent, (2) prevent any Stockholder from selling any securities of Parent held by it or voting such securities, (3) apply to or restrict any discussions or other communications


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between or among directors, members, officers, employees or agents of any
Stockholder or any Affiliate thereof, (4) prohibit any Stockholder or any Affiliate thereof from soliciting, offering, seeking to effect or negotiating with any Person with respect to transfers of Shares otherwise permitted by this
Section 2 or (5) restrict any disclosure or statements required to be made by the Stockholder Designee or the Stockholders under applicable law, rule or regulation (including any NYSE regulation).

     (c) Notwithstanding Sections 2(a) and (b), during the Standstill Period, the Stockholders or their respective Affiliates will be permitted to make requests to the Parent Board to amend or waive any of the limitations set forth in Section 2(a) or (b), which the members of the Parent Board (other than the Stockholder Designee and any designee of the other Company Sponsor), acting by majority, may accept or reject in their sole discretion; provided, however, that
(i) any such request will not be publicly disclosed by the Stockholders or any of their respective Affiliates, unless such Stockholder or such Affiliate reasonably believes that it is required by applicable law to make such disclosure and (ii) any such request will be made in a manner that is not reasonably likely to require the public disclosure of such request by Parent.

     (d) Notwithstanding any other provision hereof, in no event will a Stockholder Transfer Shares to any Person or 13D Group in one or a series of transactions if following such Transfer such Person or 13D Group would Beneficially Own 5% or more of the then-outstanding number of any class of Shares of Parent unless, prior to such Transfer, such Person or 13D Group executes an agreement reasonably satisfactory to Parent pursuant to which such Person or 13D Group agrees to be bound by the terms of Sections 2(a), (b), (c) and (d) of this Agreement as if such Person or 13D Group were a "Stockholder" hereunder; provided, however, that if the transferee Person or 13D Group qualifies at the time of such Transfer under Rule 13d of the Exchange Act to report its ownership on a Schedule 13G, the percentage in this Section 2(d) will be 15%, rather than 5%.

     (e) Prior to any proposed Transfer of any Shares (other than a Transfer to an Affiliate of a Stockholder or a Transfer made in connection with an offering of securities pursuant to the exercise of a Stockholder's registration rights), the holder thereof will give written notice to Parent of its intention to effect such Transfer as soon as reasonably practicable. Each such notice will describe the manner of the proposed Transfer and, if requested by Parent for a proposed Transfer other than pursuant to Rule 144 or Rule 145(a), will be accompanied by an opinion of counsel reasonably satisfactory to Parent to the effect that the proposed Transfer of the Shares may be effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), whereupon the holder of such Shares will be entitled to Transfer such Shares in accordance with the terms of its notice.

     (f) Parent may place appropriate legends on the certificates representing Shares held by the Stockholders setting forth any restrictions appropriate for compliance with U.S. federal securities laws. Parent will promptly issue replacement certificates to the Stockholders, upon request, in order to permit the Stockholders to engage in sales, transfers and other dispositions that are not restricted under U.S. federal securities laws.

Section 3. Registration Rights. This Section 3 will become effective at the Effective Time and will terminate and be of no further force and effect if the Merger Agreement is terminated.


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     (a) Demand Registrations.

          (i) Right to Demand Registration. From and after the three-month anniversary of the Effective Time until the second anniversary of the Effective Time (the "Demand Period"), the Stockholders will have the right at any time to make a written request of Parent for registration (any such request, a "Stockholder Demand") with the Securities and Exchange Commission (the "Commission"), under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Shares owned by the Stockholders (each a "Demand Registration" and such Stockholders, the "Demanding Holders"); provided that (x) Parent need not effect a Demand Registration involving less than $100 million of gross proceeds and (y) Parent may defer the filing or effectiveness of a Registration Statement (as defined below) in respect of such Demand Registration for a single period not to exceed 90 days during any one-year period, if the Parent Board determines in the exercise of its reasonable judgment and in good faith that to effect such Demand Registration at such time would have a material and adverse effect on any proposal or plan by Parent to engage in any significant corporate transaction; provided that in such event the Stockholders making such Stockholder Demand will be entitled to withdraw such Stockholder Demand and, if such Stockholder Demand is withdrawn, such registration will not be counted as a Stockholder Demand for purposes of
     Section 3(a)(ii), and the Demand Period will be extended by the length of such deferral. Within ten days after receipt of the request for a Demand Registration, Parent will send written notice (the "Demand Notice") of such registration request and its intention to comply therewith to all holders of Registrable Shares and, subject to subsection (iii) below, Parent will include in such registration all the Registrable Shares with respect to which Parent has received written requests for inclusion therein within 20 Business Days after the date such Demand Notice is given. All requests made pursuant to this subsection (i) will specify the aggregate number of Registrable Shares requested to be registered and will also specify the intended methods of disposition thereof. Upon receipt of a Stockholder Demand, Parent will take all necessary and desirable actions within its control to effect registration of the Registrable Shares to be registered in accordance with the intended method of distribution specified in writing by the Demanding Holders as soon as practicable and will maintain the effectiveness of such Registration Statement until the earlier of the date (as such date may be extended pursuant to the terms hereof, the "Registration Termination Date") (A) which is one hundred eighty (180) days following the effective date of such Registration Statement and (B) on which all of the Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), which methods shall include, without limitation, block trades. If available to Parent, Parent will effect such registration on Form S-3 or such other form of registration statement that counsel to Parent advises and, if requested by the Demanding Holders, such registration will be a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Shares, pursuant to Rule 415 promulgated under the Securities Act or any similar rule that may be adopted by the Commission (a "Registration Statement"), and Parent will take all necessary and desirable actions within its control to maintain the effectiveness of such Registration Statement until the Registration Termination Date; provided, however,


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     that Parent will not effect a registration on Form S-3 or an equivalent form if Parent or the managing underwriter or underwriters determine that using a different registration form is in the best interests of Parent and/or the Demanding Holders and other holders of Registrable Shares.

          (ii) Number of Demand Registrations. The Stockholders, as a group, will be entitled to up to, but no more than, two Stockholder Demands; provided, however, that a Stockholder Demand will not be deemed to have been made unless the Registration Statement filed in connection therewith is kept continuously effective by Parent until the Registration Termination Date unless the reason such Registration Statement does not remain effective until the Registration Termination Date is solely as a result of the failure of the relevant Stockholders to take all actions reasonably required in order to have the Registration Statement remain effective for such period. Parent will not be required to cause a registration pursuant to Section 3(a)(i) to be declared effective within a period of 180 days after the date of any other Parent registration statement was declared effective pursuant to a Demand Registration request or a filing for Parent's own behalf.

          (iii) Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the Demanding Holders after consultation with an investment banker of nationally recognized standing) advise Parent in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material and adverse effect on the success of the offering, Parent will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Holders, as the case may be) can be sold without having a material and adverse effect on the success of the offering, as follows: first, the securities which the Stockholders, including the Demanding Holders, and the C Holders (pro rata among all such Stockholders and the C Holders on the basis of the relative percentage of Registrable Shares requested to be registered by all Stockholders and C Holders who have requested that securities owned by them be so included), propose to sell, and second, securities of any other holders of Parent's securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities held by each of them. In the event that the managing underwriter or Demanding Holders determine that additional Registrable Shares may be sold in any Demand Registration without having a material and adverse effect on the success of the offering, Parent may include comparable securities to be issued and sold by Parent or comparable securities held by Persons other than the Parties.

          (iv) Selection of Underwriters. If a Demand Registration is to be an underwritten offering, the Stockholders will, after consultation with Parent, select a managing underwriter or underwriters of recognized national standing to administer the offering.

     (b) Piggyback Registrations. If Parent at any time proposes to register under the Securities Act any Shares or any security convertible into or exchangeable or exercisable for Shares (other than (i) any securities to be registered on Form S-8 and (ii) any securities to be


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registered in connection with the Merger), whether or not for sale for its own account and other than pursuant to a Demand Registration, on a form and in a manner which would permit registration of the Registrable Shares held by the Stockholders for sale to the public under the Securities Act, Parent will give written notice of the proposed registration to the Stockholders not later than 30 days prior to the filing thereof. Each Stockholder will have the right to request that all or any part of its Registrable Shares be included in such registration. Each Stockholder can make such a request by giving written notice to Parent within ten Business Days after the giving of such notice by Parent; provided, however, that if the registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate amount of securities of Parent which Parent and all Stockholders propose to include in such Registration Statement exceeds the maximum amount of securities that may be sold without having an adverse effect on the success of the offering, including the selling price and other terms of such offering, Parent will include in such registration, first, the securities which Parent proposes to sell, second, the Registrable Shares of the Stockholders and any C Holders requesting registration, pro rata among all such Stockholders and C Holders on the basis of the relative percentage of Registrable Shares requested to be registered by all Stockholders and C Holders who have requested that securities owned by them be so included (it being further agreed and understood, however, that such underwriters will have the right to eliminate entirely the participation of the Stockholders and the C Holders), and third, the comparable securities of any additional holders of Parent's securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of any Stockholder pursuant to this
Section 3(b) will be sold to the prospective underwriters selected or approved by Parent, after consultation with the Stockholders, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between Parent and the prospective underwriters. Any Stockholder who holds Registrable Shares being registered in any offering will have the right to receive a copy of the form of underwriting agreement and will have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. Parent may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Stockholder.

     (c) Holdback Agreements. Notwithstanding any other provision of this
Section 3, each Stockholder agrees that (if and to the extent the managing underwriter(s) in an underwritten offering determine that such action is necessary with respect to such offering and provided that such condition is also applicable to the C Holders, if any, requesting registration of Registrable Shares in such offering) it will not (and it will be a condition to the rights of each Stockholder under this Section 3 that such Stockholder does not) offer for Public Sale any Shares during the 90-day period after the effective date of any Registration Statement filed by Parent in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, no Stockholder will object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely effect the success of the offering.

     (d) Expenses. Except as otherwise provided herein, all expenses, disbursements and fees incurred by Parent and the Stockholders in connection with any registration under this Section 3 (including, without limitation, the reasonable expenses, disbursements and fees of one


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counsel retained in connection with the Stockholders' first Demand Registration, in an aggregate amount of up to $50,000) will be borne by Parent, except that the following expenses will be borne by the Stockholders: (i) the expenses, disbursements and fees of counsel to the Stockholders to the extent the Stockholders retain counsel (other than as provided above with respect to the Stockholders' first Demand Registration); (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of the Stockholders' securities; and (iii) transfer taxes with respect to the securities sold by the Stockholders; provided, however, that the Stockholders will reimburse Parent for any fees, costs and expenses paid by Parent in connection with any Stockholder Demand (i) which is subsequently withdrawn by the Stockholders after Parent has filed a Registration Statement with the Commission in connection therewith or (ii) which is not declared effective solely as a result of the failure of the Stockholders to take all actions reasonably required in order to have the registration and the related Registration Statement declared effective by the Commission. In any such event, such demand registration will be counted as a Stockholder Demand for purposes of
Section 3(a)(ii).

     (e) Registration Procedures. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Parent will consult with each Stockholder whose equity interest is to be included in any such registration concerning the form of underwriting agreement, will provide to such Stockholders the form of underwriting agreement prior to Parent's execution thereof and will provide to such Stockholders and their representatives such other documents (including comments by the Commission on the Registration Statement) as such Stockholders reasonably request in connection with its participation in such registration. Parent will furnish such Stockholders and each underwriter, if any, with a copy of the Registration Statement and all amendments thereto and will supply such Stockholders and each underwriter, if any, with copies of any prospectus (a "Prospectus") included therein (including a preliminary Prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. Parent will not, however, be required to maintain the Registration Statement effective or to supply copies of a Prospectus for a period beyond the Registration Termination Date and, following such date, Parent may deregister any securities covered by such Registration Statement and not then sold or distributed. Whenever required to effect the registration of any Registrable Shares under this Agreement, Parent will, as promptly as possible:

          (i) prepare and file with the Commission a Registration Statement on any form on which Parent then qualifies, which counsel for Parent deems appropriate and pursuant to which an offering of such Registrable Shares may be made in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause any Registration Statement required hereunder to become effective as soon as practicable after the initial filing thereof and keep such Registration Statement effective until the Registration Termination Date;

          (ii) provide such Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such Stockholders, a reasonable opportunity to review and comment on such Registration Statement and each Prospectus included therein or filed with the


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     Commission and each amendment or supplement thereto other than any amendments or supplements resulting from the incorporation by reference in such Registration Statement or Prospectus to Parent's periodic and current reports filed with the Commission under the Exchange Act;

          (iii) upon filing a Registration Statement or any Prospectus related thereto or any amendments or supplements thereto, furnish to such Stockholders and the underwriters, if any, copies of all such documents;

          (iv) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective until the Registration Termination Date; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

          (v) promptly notify such Stockholders and any managing underwriters in writing, (A) when a Registration Statement or post-effective amendment to a Registration Statement or the related Prospectus or Prospectus supplement has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Parent of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) upon discovery that, or upon the happening of any event as a result of which, any Registration Statement or Prospectus (or any amendment or supplement thereto or document incorporated by reference therein) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi) use its commercially reasonable efforts to prevent the issuance of any stop order by the Commission suspending the effectiveness of a Registration Statement to the extent the Company had knowledge of the threat of such stop order prior to its issuance, and in the event of such issuance, to use its reasonable best efforts to obtain the withdrawal of such stop order;

          (vii) except as prohibited under applicable law, if requested by the managing underwriters or such Stockholders, promptly consider for inclusion in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Stockholders holding a majority of the Registrable Shares being sold by such

     Stockholders agree should be included therein relating to the sale of such Registrable Shares, including information with respect to the amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (viii) furnish to such Stockholders and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (ix) deliver to such Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons or entities may reasonably request;

          (x) prior to any Public Sale of Registrable Shares, register or qualify or cause to be registered or qualified such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as such Stockholders or any underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided, however, that Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (xi) cooperate with such Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Shares to the underwriters;

          (xii) if any discovery or event described in clause (v)(E) above occurs, notify such Stockholders of such discovery or event and prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in the event of the foregoing, the Registration Termination Date will be extended by the number of days during the period from and including the date of such notice from Parent to the Stockholders until and including the date of delivery of such supplement or amendment to such Registration Statement or related Prospectus;

          (xiii) cause all Registrable Shares covered by the Registration Statement to be listed on The New York Stock Exchange or each other securities exchange on which similar securities issued by Parent are then listed;

          (xiv) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by the Registration Statement not later than the effective date of the Registration Statement;

          (xv) use its reasonable best efforts to obtain an opinion from Parent's counsel and a "cold comfort" letter from Parent's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings and reasonably satisfactory to the Stockholders holding a majority of the Registrable Shares being sold by such Stockholders;

          (xvi) deliver promptly to each Stockholder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and Parent, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to Parent, and, upon receipt of such confidentiality agreements as Parent may reasonably request, make reasonably available for inspection by any Stockholder selling such Registrable Shares covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such Stockholder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Parent, and cause all of Parent's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (xvii) provide a CUSIP number for all Registrable Shares included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

          (xviii) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to Parent) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Shares;

          (xix) make available for inspection by a representative of such Stockholders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Stockholders or such underwriter, all financial and other records, any pertinent corporate documents and properties of Parent reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by Parent in writing as confidential will be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by court or administrative order;

          (xx) otherwise comply in all material respects with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to such Stockholders, earning statements satisfying the provisions of Section 12(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Shares of such Stockholders are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of Parent's first fiscal quarter commencing after the effective date of a Registration Statement, which statements will cover said 12-month periods;

          (xxi) cause senior management to participate in "roadshow" presentations and other customary marketing efforts at reasonable times upon reasonable notice and in a manner that will not adversely affect Parent's business;

          (xxii) cooperate with such Stockholders, each underwriter participating in the disposition of such Registrable Shares and such underwriters' counsel in connection with any filings required to be made with the NASD;

          (xxiii) upon the request of the Stockholders holding a majority of the Registrable Shares being sold by such Stockholders, to request from the Commission acceleration of the effectiveness of such Registration Statement; and

          (xxiv) take all such other commercially reasonable actions as are necessary or advisable and/or reasonably requested by such Stockholders in order to expedite or facilitate the disposition of such Registrable Shares.

     (f) Each Stockholder hereby agrees that, upon receipt of any notice from Parent of the happening of any event of the type described in Section 3(e)(v)(E), such Stockholder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or related Prospectus until such Stockholder's receipt of the copies of the supplemental or amended Prospectus contemplated by Section 3(e)(xii), and, if so directed by Parent, such Stockholder will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 4. Indemnification.

     (a) Indemnification by Parent. In the event of any registration of any securities of Parent under the Securities Act pursuant to Section 3, Parent will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each of the Stockholders that holds any Registrable Shares covered by such Registration Statement, each Affiliate of such Stockholder and such Stockholder's directors, officers, employees and agents or general and limited partners, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Stockholder or any such underwriter within the meaning of the Securities Act (collectively, the "Stockholder Indemnified Parties"), against any and all losses, claims, damages, or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and any amounts paid in any settlement effected with Parent's consent) to which any Stockholder Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof, whether or not such Stockholder Indemnified Party is a party thereto) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by Parent of any federal, state or common law rule or regulation applicable to Parent and relating to action required of or inaction by Parent in connection with any such registration; provided, that Parent will not be liable to any Stockholder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information with respect to such Stockholder or any underwriter who participates in the offering or sale of Registrable Shares covered by a Registration Statement furnished by such Stockholder or such underwriter to Parent. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any Stockholder Indemnified Party and will survive the transfer of such securities by such Stockholder.

     (b) Indemnification by the Stockholders and Underwriters. Parent may require, as a condition to including any Registrable Shares in any Registration Statement filed in accordance with Section 3, that Parent has received an undertaking reasonably satisfactory to it from the Stockholders that own such Registrable Shares or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(a)) Parent, each Affiliate of Parent, each of Parent's directors, officers, employees and agents and each other Person who controls Parent within the meaning of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the Stockholders holding any of the Registrable Shares being registered or such underwriter that is furnished in writing to Parent by such Stockholders or such underwriter, or a document incorporated by reference into any of the foregoing; provided, that no such Stockholder will be liable for any indemnity claims in excess of the amount of net proceeds received by such Stockholder from the sale of Registrable Shares. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Parent or any of the Stockholders, or any of their respective Affiliates, directors, officers or controlling Persons, and will survive the transfer of such securities by such Stockholder.

     (c) Notices of Claims, Etc. Promptly after receipt by a Stockholder Indemnified Party or Parent of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 4 (a) or
(b), as applicable (an "Indemnified Party"), such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided that the Indemnified Party will have the right to employ counsel to represent the Indemnified Party and its respective controlling persons, directors, officers, general or limited partners, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against such indemnifying party under this Section 4 if (i) the employment of such counsel has been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party has not promptly employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action or (iii) any Indemnified Party has reasonably concluded that there may be defenses available to such Indemnified Party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of one firm of separate counsel for the Indemnified Party will be paid by the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement in connection with any claim or litigation which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 4 shall for any reason be unavailable to any Indemnified Party under Section 4(a) or Section 4(b) or is insufficient to hold it harmless in respect of any loss, claim, damage, expense or liability, or any action in respect thereof referred to therein, then each indemnifying party will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, expense or liability, or action in respect thereof, (i) in such proportion as may be appropriate to reflect the relative benefits received by the Indemnified Party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnified Party and indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage, expense or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this
Section 4(d), no Stockholder will be required to contribute an amount greater than the dollar amount of the proceeds received by such Stockholder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Non-Exclusivity. The obligations of the parties under this Section 4 will be in addition to any liability which any party may otherwise have to any other party.

     Section 5. Information Requirements. Parent covenants that it will (i) file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder, and the rules and regulations of the NYSE and any other securities markets or exchanges on which the Shares are listed or quoted, within the time periods prescribed thereby and (ii) take such further action as any Stockholder may reasonably request, in each case to the extent required from time to time to enable such Stockholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A promulgated under the Securities Act (as such rules may be amended from time to time) or any similar rule or regulation adopted by the Commission after the date hereof, including making available adequate current public information within the meaning of Rule 144(c)(2) and delivering the information required by Rule 144A(d). Upon the request of any Stockholder, Parent will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

     Section 6. Termination of Agreement. This Agreement will terminate upon the mutual agreement of the Parties or the termination of the Merger Agreement. In addition, this Agreement will terminate on the date on which the Stockholders no longer Beneficially Own, in the aggregate, at least 5% of the issued and outstanding shares of the Parent Common Stock.

     Section 7. Definitions, Etc.

     (a) In addition to terms defined elsewhere herein, as used in this Agreement, the following terms have the following meanings:

     "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of voting Shares that would be required under
Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned voting Shares representing more than 5% of any class of voting Shares then outstanding.

     "Affiliate" means with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, (i) none of the following will be deemed to be an Affiliate of any Stockholder: (A) the Company, (B) any portfolio company of the Stockholders or their Affiliates, (C) any limited partner of the Stockholders or their Affiliates or (D) any investment fund that does not share the same general partner as such Stockholder, (ii) no Company Sponsor will be deemed to be an Affiliate of the other Company Sponsor and (iii) A.S.F. Co-Investment Partners, L.P. will not be deemed to be an Affiliate of any Stockholder.

     "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer. Notwithstanding anything in this Agreement, neither (i) the Stockholders and Parent nor (ii) the Company Sponsors, are intended to be a "group" for purposes of Rule 13d-5 of the Exchange Act and nothing in this Agreement will be interpreted in a manner that requires that they be deemed to be a "group" thereunder.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

     "C Holders" means, collectively, Carlyle Partners III, L.P., a Delaware limited liability partnership, CP III Coinvestment, L.P., a Delaware limited partnership, Carlyle High Yield Partners, L.P., a Delaware limited partnership, Carlyle-Dex Partners L.P., a Delaware limited partnership, and Carlyle-Dex Partners II, L.P., a Delaware limited partnership.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "G Holders Registration Rights Agreement" means the Registration Rights Agreement, dated November 25, 2002, among Parent and the other parties thereto.

     "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

     "Public Sale" means a Transfer pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale).

     "Registrable Shares" means the Shares; provided, that Shares shall cease to be "Registrable Shares" when such Shares are sold (i) by a Stockholder in a transaction in which its rights under this Agreement are not assigned, (ii) pursuant to an effective registration statement under the Securities Act, or
(iii) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; and, provided further, that, with respect to any Transfer by a Stockholder of Registrable Shares in accordance with this Agreement, such transferee's Registrable Shares shall be limited to the Registrable Shares received from such Stockholder hereunder.

     "Shares" means (i) shares of voting stock of Parent or (ii) any other security of Parent or any successor thereto which is convertible into, or exercisable or exchangeable for, shares of voting stock of Parent.

     "Standstill Period" means the period from the date hereof through the date on which Parent issues its first quarterly earnings release after the later to occur of (i) the Stockholders ceasing to own, in the aggregate, more than 5% of the then-outstanding shares of Parent Common Stock and (ii) the Stockholder Designee, if any, having resigned from the Parent Board pursuant to Section 1(d) hereof.

     "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, and "Transferring" or "Transferred" have correlative meanings.

     (b) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference will be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any party hereto. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

     (c) References to agreements and other documents will be deemed to include all subsequent amendments and other modifications thereto.

     (d) References to statutes will include all regulations promulgated thereunder and references to statutes or regulations will be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8. Miscellaneous

     (a) Access to Information. Parent shall permit, and shall cause its direct and indirect subsidiaries to permit, any representatives designated by any Stockholder (a "VCOC Stockholder") (x) that is required to be a "venture capital operating company" pursuant to the terms of its Partnership Agreement or (y) the assets of which would be considered "plan assets" unless it is considered to be a venture capital operating company, in each case within the meaning of the Department of Labor "plan asset" regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), upon reasonable notice, during normal business hours and in a manner that does not unreasonably interfere with the management and operation of Parent and/or such subsidiaries to: (i) examine the corporate and financial records of Parent and such subsidiaries and make copies or extracts of such records and (ii) discuss the affairs, finances and accounts of any such entities with the officers and independent accountants of Parent and such subsidiaries. In addition, Parent shall permit, and shall cause its direct and indirect subsidiaries to permit, any one representative designated by any VCOC Stockholder to attend meetings of the Parent Board (to the extent that such VCOC Stockholder has not designated the Stockholder Designee pursuant to Section 1(a)(ii)(A)) or the board of directors of any such subsidiary as a non-voting observer (with such rights and privileges as are reasonably necessary or appropriate such that the right of the VCOC Stockholder to appoint such board observer shall, collectively with the other rights described in this Section 8(a), constitute "management rights" within the meaning of the Plan Asset Regulation); provided, that to the extent that any VCOC Stockholder has appointed the Stockholder Designee to the Parent Board, such VCOC Stockholder shall designate the Stockholder Designee as its non-voting observer with respect to the board of directors of each applicable subsidiary. No representative of a Stockholder will be entitled to the access rights specified in clauses (i) or
(ii) of the first sentence of this Section 8(a) or the rights to attend meetings of the boards of directors under the second sentence of this Section 8(a) unless and until such representative has entered into a customary confidentiality agreement with Parent. Parent will have the right, after reasonable notice, to require that any representative designated by a Stockholder under this Section 8(a) be replaced with another representative of such Stockholder.

     (b) Successors, Assigns and Transferees. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors and assigns and any other transferee of the Shares that is an Affiliate of a Stockholder and will also apply to any Shares acquired by Stockholders after the date hereof. This Agreement is not intended to and does not confer upon any Person other than the Parties to any rights or remedies under this Agreement. The rights granted to each Stockholder (together with the related obligations) pursuant to this Agreement (but not including the rights and obligations of the Stockholder pursuant to Section 1 of this Agreement and subject to the proviso in Section 2(d)) may be Transferred by such Stockholder to any Person who acquires from such Stockholder at least 5% of the Parent Common Stock outstanding on the date of such Transfer; provided, that such Stockholder shall give Parent written notice at the time of such Transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. In the event that any Stockholder Transfers all or any portion of its Shares to any Affiliate of such Stockholder or to any other Person pursuant to the prior sentence, such transferee will execute a counterpart of this Agreement in the form attached as Exhibit A hereto and agree to be bound by the terms hereof other than Section 1 of this Agreement, and be entitled to the rights provided herein, for all purposes hereunder. Any Affiliate of a Stockholder that receives Shares hereunder will be considered a "Stockholder" for all purposes hereunder other than under Sections 1 and 8(a) of this Agreement. The Company may not assign this Agreement without the written consent of the Stockholders holding a majority of the Registrable Shares then held by the Stockholders.

     (c) Specific Performance. The Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the Parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

     (d) Governing Law. This Agreement will be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

     (e) Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement will be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement will be brought by it or any of its Affiliates except in such court), and the Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such Person's address for notice forth in
Section 8(g) will be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The Parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (g) Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice): (i) for a Stockholder, at the addresses given for that Stockholder on the list attached hereto as Exhibit B or such other address as that Stockholder may specify by notice to Parent, and (ii) for Parent, at the address for Parent set forth at Exhibit B.

     (h) Recapitalization, Exchange, Etc. Affecting Parent's Shares. The provisions of this Agreement will apply, to the full extent set forth herein, with respect to any and all Shares of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and will be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

     (i) Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     (j) Severability. If any term or other provision of this Agreement is declared invalid, illegal or unenforceable, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     (k) Amendment. This Agreement may be amended only by written agreement signed by the Parties. At any time hereafter, Persons acquiring Shares that are Affiliates of a Stockholder may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page will be countersigned by Parent and will be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

     (l) Integration; No Inconsistent Agreements. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Except for the G Holders Registration Rights Agreement, which will be terminated effective before or as of the Effective Time, and the Sponsor Stockholders Agreement entered into between Parent and the C Holders on the date hereof, (i) Parent has not entered into and will not enter into any agreement that is inconsistent with the rights granted to the Stockholders in this Agreement or that otherwise conflicts with the provisions hereof and (ii) the rights granted to the Stockholders hereunder do not in any way conflict with, and are not inconsistent with the rights granted to the holders of Parent's other issued and outstanding securities under, any such agreements.

     (m) Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Stockholder will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

     (n) Current Agreements. Effective at the Effective Time, the following agreements will without further action be terminated and of no further force and effect.

          (i) the Current Stockholders Agreement;

          (ii) Agreement Among Members (Dex Holdings LLC) among Carlyle Partners III, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD Investors LLC, Dex Holdings LLC, Dex Media, Inc., Dex Media East, Inc. and Dex Media East LLC, dated November 8, 2002 (as amended);

          (iii) Amended and Restated Management Consulting Agreement, dated as of June, 2004, between Dex Media East LLC and The Carlyle Group.;

          (iv) Amended and Restated Management Consulting Agreement, dated as of June, 2004, between Dex Media East LLC and Welsh, Carson, Anderson & Stowe;

          (v) Amended and Restated Management Consulting Agreement, dated as of June, 2004, between Dex Media West LLC and The Carlyle Group; and

          (vi) Amended and Restated Management Consulting Agreement, dated as of June, 2004, between Dex Media West LLC and Welsh, Carson, Anderson & Stowe.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties have executed this Sponsor Stockholders Agreement as of the date first above written.

                                        R.H. DONNELLEY CORPORATION


                                        By:    /s/ Robert J. Bush
                                               ---------------------------------
                                        Name:  Robert J. Bush
                                        Title: Vice President, General Counsel
                                               and Corporate Secretary

                                        WCAS HOLDERS

                                        WELSH, CARSON, ANDERSON
                                        & STOWE IX, L.P.

                                        By: WCAS IX Associates, LLC,
                                            its General Partner


                                        By:   /s/ Jonathan Rather
                                              ----------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member


                                        WD GP ASSOCIATES LLC


                                        By:   /s/ Jonathan Rather
                                              ----------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member


                                        WD INVESTORS LLC

                                        By: WCAS IX Associates LLC,
                                            its Manager


                                        By:   /s/ Jonathan Rather
                                              ----------------------------------
                                        Name: Jonathan Rather
                                        Title: Managing Member

                                    EXHIBIT A

                                 SIGNATURE PAGE
                                     TO THE
                         SPONSOR STOCKHOLDERS AGREEMENT

     By execution of this signature page, ________________________________
hereby agrees to become a party to, be bound by the obligations of and receive the benefits of the Sponsor Stockholders Agreement, dated as of October 2, 2005, by and among R.H. Donnelley Corporation, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, WD GP Associates LLC and WD Investors LLC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Notice Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Accepted:

                                        R.H. DONNELLEY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

If to any Stockholder:

     c/o/ Welsh, Carson, Anderson & Stowe
     320 Park Avenue
     Suite 2500
     New York, New York 10022
     Attention: Anthony J. deNicola
     Facsimile: (212) 893-9548

     with a copy to

     Latham & Watkins LLP
     885 Third Avenue, Suite 1000
     New York, NY 10022
     Attention: R. Ronald Hopkinson
     Facsimile: (212) 751-4864

If to Parent:

     R.H. Donnelley Corporation
     1001 Winstead Drive
     Cary, NC 27531
     Attention: Robert J. Bush
     Vice President, General Counsel and Corporate Secretary
     Facsimile: (919) 279-1518

     with a copy to:

     Jones Day
     222 East 41st Street
     New York, NY 10017
     Attention: John J. Hyland
     Facsimile: (212) 755-7306